     As filed with the Securities and Exchange Commission on June 6, 2001
                                               Registration No. 333-60720
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          __________________________

                                AMENDMENT NO. 1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          __________________________

           Delaware                    Constellation Brands, Inc.                  16-0716709                    2084
                                     and its subsidiary guarantors:
           New York                    Batavia Wine Cellars, Inc.                  16-1222994                    2084
           New York                  Canandaigua Wine Company, Inc.                16-1462887                    2084
           New York                    Canandaigua Europe Limited                  16-1195581                    5182
           New York                       Roberts Trading Corp.                    16-0865491                    4212
           New York                        Polyphenolics, Inc.                     16-1546354                    2834
       England and Wales                   Canandaigua Limited                     98-0198402                    6719
        The Netherlands                     Canandaigua B.V.                       98-0205132                    6159
           Delaware                    Franciscan Vineyards, Inc.                  94-2602962                    2084
          California                         Allberry, Inc.                        68-0324763                    2084
          California                     Cloud Peak Corporation                    68-0324762                    2084
          California                        M.J. Lewis Corp.                       94-3065450                    2084
          California                     Mt. Veeder Corporation                    94-2862667                    2084
           Delaware                        Barton Incorporated                     36-3500366                    5181
           Delaware                        Barton Brands, Ltd.                     36-3185921                    2085
           Maryland                        Barton Beers, Ltd.                      36-2855879                    5181
          Connecticut               Barton Brands of California, Inc.              06-1048198                    5182
            Georgia                  Barton Brands of Georgia, Inc.                58-1215938                    2085
           New York                  Barton Distillers Import Corp.                13-1794441                    5182
           Delaware                   Barton Financial Corporation                 51-0311795                    6153
           Illinois                        Barton Canada, Ltd.                     36-4283446                    6794
           Wisconsin                   Stevens Point Beverage Co.                  39-0638900                    2082
           Illinois                      Monarch Import Company                    36-3539106                    5181
(State or other jurisdiction of       (Exact name of registrant as              (I.R.S. Employer     (Primary Standard Industrial
incorporation or organization)          specified in its charter)              Identification No.)    Classification Code Number)

                          300 WillowBrook Office Park
                           Fairport, New York 14450
                                 716-218-2169

   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                            Thomas J. Mullin, Esq.
                 Executive Vice President and General Counsel
                          Constellation Brands, Inc.
                          300 WillowBrook Office Park
                           Fairport, New York 14450
                                 716-218-2169

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ___________________________
                                   Copy to:

                           Bernard S. Kramer, Esq.
                           McDermott, Will & Emery
                            227 West Monroe Street
                         Chicago, Illinois 60606-5096

                          ___________________________

     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                          ___________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+  The information in this prospectus is not complete and may be changed.      +
+  We may not sell these securities until the registration statement filed     +
+ with the Securities and Exchange Commission is effective. This prospectus + + is not an offer to buy these securities in any jurisdiction where the offer +
+  or sale is not permitted.                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, dated June 6, 2001

Prospectus

                                    [LOGO]

                          Constellation Brands, Inc.

                               Offer to Exchange

                       8% Series B Senior Notes due 2008
         (which have been registered under the Securities Act of 1933)

                                      for

                           8% Senior Notes due 2008
    (of which an aggregate principal amount of $200,000,000 is outstanding)


 . We are offering to exchange $200,000,000 of our new 8% Series B Senior Notes due 2008 (the "new notes") for $200,000,000 of our outstanding 8% Senior Notes due 2008 (the "old notes"). We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act of 1933.

 . The terms of the new notes and the old notes are identical, except for transfer restrictions, registration rights, and liquidated damages that apply to the old notes.

 . The exchange offer expires at 5:00 p.m., New York City time, on July 10,
  2001, unless we extend it.

 . The exchange of old notes for new notes will not be a taxable event for United
  States federal income tax purposes. See "Certain United States Federal Income Tax Considerations" on page 43 for more information.

See "Risk Factors" beginning on page 5 for a discussion of certain risks that you should consider before deciding to tender your old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               The date of this prospectus is June   , 2001.

                               Table of Contents

                                                                                                                          Page

Prospectus Summary..................................................................................................        1
Risk Factors........................................................................................................        5
The Exchange Offer..................................................................................................        9
Use of Proceeds.....................................................................................................       13
Capitalization......................................................................................................       14
Selected Financial Data.............................................................................................       15
Description of the Notes............................................................................................       16
The Guarantors......................................................................................................       43
Certain United States Federal Income Tax Considerations.............................................................       43
Plan of Distribution................................................................................................       45
Experts.............................................................................................................       46
Legal Matters.......................................................................................................       46

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus to you.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for private notes where the private notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, broker-dealers will make this prospectus available to any other broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                ______________

                      Where You Can Find More Information

We file reports and other information with the Securities and Exchange Commission pursuant to the information requirements of the Securities Exchange Act of 1934. Our filings with the Securities and Exchange Commission may be inspected without charge at the public reference room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Securities and Exchange Commission's website located at http://www.sec.gov, and at our own website at http://www.cbrands.com.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the offer to exchange the new notes for old notes and to register the new notes to be issued in connection with the exchange offer. This prospectus is part of that registration statement and, as permitted by the Securities and Exchange Commission's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the Securities and Exchange Commission's public reference room as described above. The registration statement, including its exhibits and schedules, is also available on the Securities and Exchange Commission's website.

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the Securities and Exchange Commission later will automatically update and supersede this information. The share and per share amounts in documents that we have previously filed that we are incorporating by reference into this prospectus (except for the report on Form 8-K filed on April 12, 2001, reporting our results for the three month period and the twelve month period ended February 28, 2001, and announcing our two-for-one stock split) reflect the two-for-one stock split that we announced on April 12, 2001. See "Explanatory Note." We incorporate by reference the documents listed below and any filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

     .  Annual Report on Form 10-K for the fiscal year ended February 28,
2001;

     . Current Reports on Form 8-K filed on March 7, 2001, March 14, 2001, April 12, 2001 (reporting our results for the three month period and the twelve month period ended February 28, 2001, and announcing our two-for-one stock split), and April 12, 2001 (reporting the proposed acquisition by us of Ravenswood Winery, Inc.).

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. You may request a copy of this information and any of the filings identified above, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention:
David S. Sorce, Secretary, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number 716-218-2169. To obtain timely delivery of any of this information or our filings, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on July 10, 2001. See "The Exchange Offer" for more information.

                                 ____________

                               Explanatory Note

All share and per share amounts in this prospectus are adjusted to give effect to the two-for-one stock split of our class A common stock and our class B common stock that we announced on April 12, 2001. The stock split was distributed in the form of a stock dividend on May 14, 2001, to stockholders of record on April 30, 2001. Under the terms of the stock dividend, each holder of class A common stock and each holder of class B common stock was issued an additional share of class A common stock or class B common stock for each such share held. The share and per share amounts in documents that we have previously filed with the Securities and Exchange Commission that we are incorporating by reference into this prospectus (except for the report on Form 8-K filed on April 12, 2001, reporting our results for the three month period and the twelve month period ended February 28, 2001, and announcing our two-for-one stock split) reflect this two-for-one stock split. See "Where You Can Find More
Information."
                                  ____________

                          Forward-Looking Statements

This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus, including the statements under "Prospectus Summary," regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties are forward-looking statements. When used in this prospectus, the words "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                                 ____________

                                 Industry Data

Market share and industry data disclosed in this prospectus have been obtained from the following industry and government publications: The Gomberg-Fredrikson Report; Adams Liquor Handbook; Adams Wine Handbook; Adams Beer Handbook; Adams Media Handbook Advance; The U.S. Wine Market: Impact Databank Review and Forecast; The U.S. Beer Market: Impact Databank Review and Forecast; The U.S. Distilled Spirits Markets: Impact Databank Review and Forecast; NACM; AC Nielsen; the Zenith Guide; Beer Marketer's Insights; and The Drink Pocketbook 2001. We have not independently verified these data. Unless otherwise noted, all references in this prospectus to market share data are based on unit volume and unless otherwise noted, the most recent complete industry data available are for 1999.

                                 ____________

                             Intellectual Property

We own or have rights to various trademarks, copyrights and trade names used in our business including the following: Alice White, Almaden, Arbor Mist, Blackthorn, Black Velvet, Canadian Ltd., Cook's, Covey Run, Diamond White, Dunnewood, Estancia, Estate Cellars, Fleischmann's, Fleischmann's Royal, Fleischmann's Schenley, Franciscan, Franciscan Oakville Estate, Gaymor's Olde English, Golden Wedding, Grant's of St. James, Inglenook, J. Roget, K cider, MacNaughton, Marcus James, McMaster's, Montezuma, Motif, Mr. Boston, Mystic Cliffs, Nectar Valley, Oakville Estate, OFC, Paul Masson, Paul Masson Grande Amber Brandy, QC, St. Regis, Simi, Stone's, Stowells of Chelsea, Talus, Taylor, Triple Crown and Vendange. This prospectus and the documents incorporated by reference also include trademarks, service marks and trade names of other companies.

                              Prospectus Summary

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. We encourage you to read this prospectus and the documents incorporated by reference in their entirety. Unless we indicate otherwise, the terms "Company," "we," "us" and "our" refer to Constellation Brands, Inc. together with its subsidiaries. Constellation Brands, Inc. is a Delaware corporation that was incorporated on December 4, 1972. On September 19, 2000, the Company changed its name to Constellation Brands, Inc. from Canandaigua Brands, Inc.

                          Constellation Brands, Inc.

Constellation Brands, Inc. is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits, we are the largest single-source supplier of these products in the United States. In the United Kingdom, we are a leading marketer of wine and the second largest producer and marketer of cider. With our broad portfolio, we believe we are distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories. Leading brands in our portfolio include: Franciscan Oakville Estate, Simi, Estancia, Corona Extra, Modelo Especial, St. Pauli Girl, Almaden, Arbor Mist, Talus, Vendange, Alice White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn and K.

Our products are distributed by more than 1,000 wholesale distributors in North America. In the United Kingdom, we distribute our branded products and those of other companies to more than 16,500 customers. We operate 29 production facilities throughout the world. In addition to producing and marketing our own brands, we also purchase products for resale from other producers.

Since our founding in 1945 as a producer and marketer of wine products, we have grown through a combination of internal growth and acquisitions. Our internal growth has been driven by leveraging our existing portfolio of leading brands, developing new products, new packaging and line extensions, and focusing on the faster growing sectors of the beverage alcohol industry. Since 1991, we have successfully integrated nine major acquisitions and we are in the process of integrating our recent Turner Road and Corus acquisitions. These acquisitions have broadened our portfolio and increased our market share, net sales and cash flow. For the year ended February 28, 2001, our net sales and earnings before interest, taxes, depreciation and amortization ("EBITDA") were $2.4 billion and $341.3 million, respectively.

                              The Exchange Offer

Notes Offered......................................       We are offering up to $200,000,000 aggregate principal
                                                          amount of new 8% Series B Senior Notes due 2008.

                                                          The new 8% Series B Senior Notes have been registered under the Securities Act.

The Exchange Offer.................................       We are offering to issue new notes in exchange for a like
                                                          principal amount of your old notes. For procedures for
                                                          tendering, see "The Exchange Offer."

Expiration Date; Withdrawal Rights.................       The exchange offer expires at, and you may withdraw your
                                                          tender of old notes at any time before, 5:00 p.m., New York
                                                          City time, on July 10, 2001 unless we extend the
                                                          exchange offer.

Procedures for Tendering Old Notes.................       We issued the old notes in the form of two global notes.
                                                          The global notes were deposited with BNY Midwest Trust
                                                          Company, as custodian for Cede & Co., nominee of The
                                                          Depository Trust Company ("DTC"). Beneficial interests in
                                                          the notes are shown on records that DTC maintains in
                                                          book-entry form.

                                                          To tender old notes in the exchange offer, DTC must transfer your outstanding notes in accordance with DTC's standard
                                                          procedures for such transfer. In lieu of delivering a
                                                          letter of transmittal to the exchange agent, a
                                                          computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the letter of transmittal, must be transmitted by DTC on behalf of a
                                                          holder and received by the exchange agent before 5:00 p.m.,
                                                          New York City time, on the expiration date of the exchange offer.

U.S. Federal Income Tax Consequences...............       Your exchange of old notes for new notes in the exchange
                                                          offer should not result in any income, gain or loss to you for United States federal income tax purposes. See "Certain
                                                          United States Federal Income Tax Considerations."

Use of Proceeds....................................       We will not receive any proceeds from the exchange pursuant to the exchange offer.

Exchange Agent.....................................       The Bank of New York, through its offices in New York
                                                          specified in this prospectus, is acting as the exchange
                                                          agent for the exchange offer. See "The Exchange
                                                          Offer-Exchange Agent" for the telephone number of the
                                                          offices of the exchange agent.

                     Summary Description of the New Notes

The terms of the new notes to be issued in the exchange offer and the outstanding old notes are identical except for transfer restrictions, registration rights, and liquidated damages that apply to the old notes. When we refer to the term "note" or "notes", we are referring to both the outstanding old notes and the new notes to be issued in the exchange offer.

Issuer.......................................    Constellation Brands, Inc.

Total Amount of Notes Offered................    $200,000,000 aggregate principal amount of new 8% Series B Senior Notes due 2008.

Maturity.....................................    February 15, 2008.

Interest Payment Dates.......................    Semi-annually on February 15 and August 15, commencing August 15, 2001.

Subsidiary Guarantors........................    The notes will be unconditionally guaranteed by each of our subsidiaries that guarantee any of our other indebtedness or other indebtedness of the guarantors of the notes.

Ranking......................................    The notes will be senior unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our secured indebtedness.

Optional Redemption..........................    The notes will be redeemable at any time at a make-whole amount. See
                                                 "Description of the Notes-Optional Redemption."

Change of Control............................    Upon the occurrence of a "Change of Control," each holder of the notes will have the right to require us to repurchase such holder's notes at a price equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants....................................    The indenture relating to the notes contains various covenants, including, but not limited to, covenants with respect to the following matters:

                                                 .    limitation on indebtedness;

                                                 .    limitation on restricted payments;

                                                 .    limitation on transactions with affiliates;

                                                 .    limitation on liens;

                                                 .    limitation on sale of assets;

                                                 .    limitation on issuances of guarantees;

                                                 .    limitation on subsidiary capital stock;

                                                 .    limitation on dividends and other payment restrictions affecting subsidiaries; and

                                                 .    restrictions on consolidations, mergers and the sale of assets.

Governing Law................................    The new notes and the indenture under which the new notes will be issued are governed by the laws of the State of New York.


Trustee......................................    BNY Midwest Trust Company.

Book-Entry Transfer Facilities...............    The Depository Trust Company.



                      Failure to Exchange Your Old Notes

The old notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the new notes in exchange for the old notes under the exchange offer only following the satisfaction of the procedures and conditions described under the caption "The Exchange Offer". Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the markets, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old notes.

                                 Risk Factors


You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 5 before tendering your old notes in the exchange offer.


                             ____________________

Our principal executive offices are located at 300 WillowBrook Office Park, Fairport, New York 14450, and our telephone number is 716-218-2169. We maintain a website at www.cbrands.com. The information on our website is not part of this prospectus and is not incorporated by reference in this prospectus.

                                 Risk Factors


You should consider carefully all of the information in this prospectus and incorporated by reference in this prospectus. In particular, you should carefully evaluate the following risks before tendering your old notes in the exchange offer. However, the risk factors set forth below, other than the first two risk factors, are also generally applicable to the old notes as well as the new notes.

This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements include, in particular, the statements about our plans, strategies and prospects under the heading "Prospectus Summary." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve such plans, intentions or expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth below and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

The liquidity of unexchanged old notes will be substantially limited following the exchange offer.

Although we believe there is currently a limited trading market for the old notes, no generally reliable public pricing information for the old notes is available. The trading market for unexchanged old notes could become even more limited or nonexistent due to the reduction in the amount of old notes outstanding after the exchange offer, which might adversely affect the liquidity, market price and price volatility of the old notes. If a market for unexchanged old notes exists or develops, the old notes may trade at a discount to the price at which such old notes would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities, our operating results, and other factors. However, there can be no assurance that an active market in the unexchanged old notes will exist, develop or be maintained and no assurance as to the prices at which the unexchanged old notes may be traded.

Tendering holders of old notes cannot be sure that an active market will develop for the new notes.

No assurance can be given that an active market for the new notes will develop. The trading price of the new notes may depend upon prevailing interest rates, the market for similar securities, our operating results, and other factors, including general economic conditions. If there is no active trading market, you may not be able to sell your new notes at their fair market value or at all.

Our indebtedness could have a material adverse effect on our financial health and our ability to fulfill our obligations under the notes.

We have incurred substantial indebtedness to finance our acquisitions and we may incur substantial additional indebtedness in the future to finance further acquisitions. As of February 28, 2001, we have approximately $1.4 billion of indebtedness outstanding, which does not include approximately $287.7 million of revolving loans we had available to draw under our senior credit facility. Our ability to satisfy our debt obligations outstanding from time to time will depend upon our future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond our control. Therefore, there can be no assurance that our cash flow from operations will be sufficient to meet all of our debt service requirements and to fund our capital expenditure requirements.

Our current and future debt service obligations and covenants could have important consequences to you. Such obligations and covenants include, and may include, the following:


     . our ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited;

     . a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available for operations;

     . we are subject to restrictive covenants that could limit our ability to conduct our business; and

     . we may be more vulnerable to adverse economic conditions than our less leveraged competitors and, thus, may be limited in our ability to withstand competitive pressures.

The restrictive covenants included in our senior credit facility, our current indentures and the indenture under which the old notes have been, and the new notes will be, issued include, among others, those restricting additional liens, additional borrowing, the sale of assets, changes of control, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. The senior credit facility also contains restrictions on acquisitions and certain financial ratio tests including a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio. These restrictions could limit our ability to conduct business. A failure to comply with the obligations contained in the senior credit facility, our current indentures or the indenture under which the old notes have been, and the new notes will be, issued could result in an event of default under such agreements, which could require us to immediately repay the related debt and also debt under other agreements that may contain cross-acceleration or cross-default provisions.

The notes are unsecured; and the stock of some of our subsidiaries is pledged to secure our senior credit facility.

The notes are not secured by any of our assets. Our obligations under our senior credit facility, however, are secured by (i) first priority pledges of 100% of the capital stock of Canandaigua Limited and all of our domestic operating subsidiaries and (ii) first priority pledges of 65% of the capital stock held by us of Matthew Clark plc; B.B. Servicios, S.A. de C.V.; Canandaigua World Sales Limited; and Schenley Distilleries Inc./Les Distilleries Schenley Inc. If the Company becomes insolvent or is liquidated, or if payment under our senior credit facility is accelerated, the lenders under the facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the agreement governing such indebtedness. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully.

Our ability to make payments on the notes depends on our ability to receive dividends from our subsidiaries, and Matthew Clark is not a guarantor of the notes.

We are a holding company and conduct almost all of our operations through our subsidiaries. As of February 28, 2001, approximately 82% of our tangible assets were held by our subsidiaries. The capital stock of our subsidiaries represents substantially all the assets of the holding company. Accordingly, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of the principal and interest on the notes. See "Description of the Notes."

The notes are guaranteed, jointly and severally, by each of our subsidiaries that guarantee any of our other indebtedness or other indebtedness of the guarantors of the notes. Holders of the notes will not have a direct claim on assets of subsidiaries that do not guarantee the notes (including, most significantly, the assets of Matthew Clark). For the year ended February
28, 2001, approximately $691.1 million of our net sales were from the operations of Matthew Clark, which is not a guarantor of the notes, and approximately $1.6 billion of our net sales were from our operations and the operations of the guarantors of the notes. Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following: (i) insolvent or was rendered insolvent because of the guarantee;
(ii) engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity. To the extent any guarantee were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be solely our creditors and any guarantor whose guarantee was not voided or held unenforceable. In such event, the claims of the holders of the notes against the issuer of an invalid guarantee would be subject to the prior payment of all liabilities of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the notes relating to any voided guarantee.

We may not be able to purchase the notes in the event of a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to make an offer to repurchase the notes at 101% of their principal amount plus accrued interest and we will be required to repay our senior credit facility in full. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or to repay our senior credit facility. Even if we did have sufficient funds to carry out such a repurchase, the financial effect of the repurchase could cause us to default on our other indebtedness. See "Description of the Notes--Certain Covenants--Purchase of Notes Upon a Change of Control."

Our acquisition strategy may not be successful.

We have recently made a number of acquisitions, including the Turner Road and Corus acquisitions, and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies that we believe would provide a strategic fit with our business. Any other acquired business will need to be integrated with our existing operations. There can be no assurance that we will effectively assimilate the business or product offerings of acquired companies into our business or product offerings. Any acquisitions also will be accompanied by risks such as potential exposure to unknown liabilities of acquired companies, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to our business, the diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers of the acquired business, the incurrence of amortization expenses if any acquisition is accounted for as a purchase. Our failure to adequately manage the risks associated with any acquisitions could have a material adverse effect on our financial condition or results of operations.

The termination or non-renewal of imported beer distribution agreements could have a material adverse effect on our business.

All of our imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. Our exclusive agreement to distribute Corona Extra and our other Mexican beer brands in 25 primarily western U.S. states expires in December 2006 and, subject to compliance with certain performance criteria, continued retention of certain personnel and other terms of the agreement, will be automatically renewed for additional terms of five years. Changes in control of Constellation Brands, Inc. or its subsidiaries involved in importing the Mexican beer brands, or changes in the chief executive officer of such subsidiaries, may be a basis for the supplier, unless it consents to such changes, to terminate the agreement. The supplier's consent to such changes may not be unreasonably withheld. Prior to their expiration, these agreements may be terminated if we fail to meet certain performance criteria. We believe that we are currently in compliance with all of our material imported beer distribution agreements. From time to time we have failed, and may in the future fail, to satisfy certain performance criteria in our distribution agreements. It is possible that our beer distribution agreements may not be renewed or may be terminated prior to expiration.

Our business could be adversely affected by a general decline in the consumption of products we sell.

In the United States, the overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined substantially over the past 20 years. These declines have been caused by a variety of factors including:

     . increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

     . a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products;

     .    the increased activity of anti-alcohol consumer groups; and

     .    increased federal and state excise taxes.

An increase in excise taxes and government restrictions could have a material adverse effect on our business.

In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal U.S. Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its operations under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

We rely on the performance of wholesale distributors for the success of our business.

In the United States, we sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

We generally do not have long-term supply contracts and we are subject to substantial price fluctuations for grapes and grape-related materials, and we have a limited group of suppliers of glass bottles.

Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, alcohol and packaging materials from third-party suppliers. We could experience raw material supply, production or shipment difficulties which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. In the past we have experienced dramatic increases in the cost of grapes. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

Competition could have a material adverse effect on our business.

We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

We are controlled by the Sands family.

Our outstanding capital stock consists of class A common stock and class B common stock. Holders of class A common stock are entitled to one vote per share and are entitled, as a class, to elect one fourth of the members of our board of directors. Holders of class B common stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of March 31, 2001, the Sands family beneficially owned approximately 11% of the outstanding shares of class A common stock (exclusive of shares of class A common stock issuable pursuant to the conversion feature of the class B common stock owned by the Sands family) and approximately 92% of the outstanding shares of class B common stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 62% of the votes entitled to be cast by holders of our outstanding capital stock, voting as a single class. Consequently, we are essentially controlled by the Sands family and they would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval.

                              The Exchange Offer

Purpose and Effect of the Exchange Offer

In connection with the issuance of the old notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:


     . use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission for an exchange of the new notes for the old notes under the Securities Act and to keep the registration statement effective until the closing of the exchange offer;

     . use our reasonable best efforts to cause the exchange offer to be consummated within 210 days following the original issuance of the old notes;

     . keep the exchange offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to holders of the old notes, or longer if required by applicable law; and

     . accept for exchange all old notes validly tendered and not validly withdrawn in the exchange offer in accordance with the terms of the registration statement and letter of transmittal.

As soon as practicable after the exchange offer registration statement becomes effective, we will offer eligible holders of the old notes the opportunity to exchange their old notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the Securities and Exchange Commission from participating in this exchange offer. The new notes will be identical to the old notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or liquidated damages.

In the event that due to a change in current interpretations by the Securities and Exchange Commission, we are not permitted to effect the exchange offer, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the old notes and will use our reasonable best efforts to cause the shelf registration statement to become effective and to keep the shelf registration statement effective for a maximum of two years from the closing date, which is the date we delivered the old notes to their initial purchasers.

The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

In this section entitled "The Exchange Offer," the term "holder" includes any person that owns a beneficial interest in the old notes.

Terms of the Exchange Offer

The expiration date of the exchange offer is 5:00 p.m., New York City time, on July 10, 2001, unless we extend the exchange offer.

The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes.

You do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender old notes or you tender old notes that we do not accept, your old notes will remain outstanding. Any old notes will be entitled to the benefits of the indenture under which they were issued. See "Risk Factors" for more information regarding old notes that remain outstanding after the exchange offer.

After the expiration date, we will return to you any tendered old notes that we did not accept for exchange.

You will not have to pay brokerage commissions or fees or transfer taxes for exchanging your notes if you follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than those taxes described below, in the exchange offer. See "-Delivery of Documents by Exchange Agent; Fees and Expenses" below for further information regarding fees and expenses. Neither we nor our board of directors recommends that you tender or not tender old notes in the exchange offer. In addition, we have not authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if so, the aggregate amount of old notes to tender.

We have the right, in accordance with applicable law, at any time:

     .    to delay the acceptance of the old notes;

     . to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

     . to extend the expiration date of the exchange offer and keep all old notes tendered other than those notes properly withdrawn; and

     .    to waive any condition or amend the terms of the exchange offer.

If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer if required by Rule 14e-1 under the Securities Exchange Act. If we exercise any of the rights listed above, we will promptly give written notice of the action to the exchange agent, as described below under "-Exchange Agent", and we will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Acceptance of Old Notes for Exchange, and Issuance of New Notes

We will issue to the exchange agent new notes for old notes tendered and accepted and not withdrawn promptly after the expiration date. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give written notice to the exchange agent of their acceptance. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents. If for any reason, we:

     .    delay the acceptance or exchange of any old notes, or

     .    extend the exchange offer, or

     .    are unable to accept or exchange notes,

then the exchange agent may, on our behalf and subject to Rule 14e-1(c) under the Securities Exchange Act, retain tendered notes. Old notes that the exchange agent retains may not be withdrawn, except according to the withdrawal procedures outlined below in "Procedures for Tendering Old Notes-Withdrawal of Tenders."

In tendering old notes, you must warrant in the letter of transmittal or in an agent's message, which is described below, that:

     . you have full power and authority to tender, exchange, sell, assign and transfer old notes;

     . we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

     . the old notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents that either we or the exchange agent requests to complete the exchange, sale, assignment, and transfer of the old notes.

Procedures for Tendering Old Notes

To tender old notes in the exchange offer, the holder of the notes must transfer such notes in accordance with DTC's automated transfer procedures ("ATOP").

In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

The tender by a holder of old notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

No letter of transmittal should be sent to us.

Any beneficial holder whose old notes are held through its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such nominee promptly and instruct such nominee to tender on its behalf.

Determination of Validity

All the questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent, nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, and none of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to:

     . purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or to terminate the exchange offer; and

     . to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder of old notes will represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes, and that neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date unless previously accepted for exchange.

To withdraw a tender of old notes in the exchange offer, a notice of withdrawal must be transmitted by DTC and received by the exchange agent, in accordance with the standard operating procedures of DTC on behalf of a holder, prior to 5:00 p.m., New York City time, on the expiration date and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must:

     . specify the name of the person having deposited the old notes to be withdrawn;

     . identify the old notes to be withdrawn, including the principal amount of such old notes; and

     . be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the depositor withdrawing the tender.

All questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be tendered by following one of the procedures for tendering described above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of the old notes for exchange or the exchange of the new notes for the old notes, if

     . such acceptance or issuance would violate applicable law or any applicable interpretation of the Securities and Exchange Commission's staff;

     . any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, or there has occurred in any existing action or proceeding that would materially impair our ability to consummate the exchange offer; or

     . we have not obtained all governmental approvals that we deem necessary to consummate the exchange offer.

The foregoing conditions are for our sole benefit and any of them may be asserted by us regardless of the circumstances giving rise to such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights is not to be deemed a waiver of any of our rights and each of our rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange of the old notes. Questions and requests for assistance relating to the exchange of the old notes and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at The Bank of New York (telephone 212-815-5920).

Resales of New Notes

Based on the staff of the Securities and Exchange Commission's letters to other parties, we believe that holders of new notes, other than broker-dealers, can offer the new notes for resale, resell and otherwise transfer the new notes without delivering a prospectus to prospective purchasers. However, you must acquire the new notes in the ordinary course of business and have no intention of engaging in a distribution of the new notes, as a "distribution" is defined by the Securities Act. We are exchanging the old notes for new notes in reliance upon the staff of the Securities and Exchange Commission's position set forth in interpretive letters to third parties in other similar transactions.
We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties.

Delivery of Documents by Exchange Agent; Fees and Expenses

The principal distribution of this prospectus and the letter of transmittal is being made by mail by the exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other expenses, including fees and expenses of the trustee, filing fees, accounting and legal fees, and printing and distribution expenses. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, reimburse reasonable expenses incurred by brokers and dealers in forwarding this prospectus and the other exchange offer materials to the holders of the old notes. Solicitations may be made by telephone, facsimile, or in person by our officers and regular employees, and also by persons so engaged by the exchange agent, although no payment will be made to any persons engaged by the exchange agent for soliciting acceptances of the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with any tender of old notes for exchange, except if you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for the payment of any applicable transfer tax thereon.

Consequences of Failure to Exchange

To the extent we accept old notes in the exchange offer, the aggregate principal amount of outstanding old notes will decline. Consequently, liquidity in the market for old notes could be adversely affected. See "Risk Factors-The liquidity of unexchanged old notes will be substantially limited following the exchange offer."

Other

Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether to participate. Holders of old notes are urged to consult their financial and tax advisors in making their own decisions on which action to take.

Holders of old notes who do not tender their old notes in the exchange offer will continue to hold their old notes and will be entitled to all the rights, and limitations applicable thereto. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered shares of old notes could be adversely affected.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

                                Use of Proceeds

We will not receive any cash proceeds from the exchange of old notes for new notes in the exchange offer.

                                Capitalization

The following table sets forth our capitalization as of February 28, 2001

 . on an actual basis, giving effect to the two-for-one stock split that was distributed in the form of a stock dividend on May 14, 2001, to stockholders of record on April 30, 2001 (see "Explanatory Note"), and

 . on an as adjusted basis giving effect to our sale of 4,370,000 shares of our class A common stock, after deducting underwriting discounts and our estimated offering fees and expenses.

Since February 28, 2001, except as set forth in this prospectus, there has been no material change in our capitalization.


                                                                                         February 28, 2001
                                                                             ----------------------------------------
                                                                                 Actual                 As Adjusted
                                                                             --------------           ---------------
                                                                                 (in millions, except share data)
Long term debt (including current maturities):
  Senior Credit Facility--Revolving Credit Loans.........................       $     --                 $     --
  Senior Credit Facility--Term Loans.....................................          337.6                    337.6
  8 5/8% Senior Notes due 2006...........................................          200.0                    200.0
  8% Senior Notes due 2008...............................................          200.0                    200.0
  8 1/2% Series B Senior Notes due 2009..................................            1.4 (a)                  1.4 (a)
  8 1/2% Series C Senior Notes due 2009..................................          222.1 (b)                222.1 (b)
  8 3/4% Senior Subordinated Notes due 2003..............................          193.4                    193.4
  8 1/2% Senior Subordinated Notes due 2009..............................          200.0                    200.0
  Other..................................................................           11.3                     11.3
                                                                                --------                 --------
      Total debt.........................................................        1,365.8                  1,365.8
                                                                                --------                 --------
Stockholders' equity:
  Preferred Stock, $.01 par value--authorized 1,000,000
    shares; issued none..................................................             --                       --
  Class A Common Stock, $.01 par value--
    authorized 120,000,000 shares; issued 37,438,968 shares, actual
    and as adjusted......................................................            0.4                      0.4
  Class B Convertible Common Stock, $.01 par value--
    authorized 20,000,000 shares; issued 7,402,594 shares, actual
    and as adjusted......................................................            0.1                      0.1
  Additional paid-in capital.............................................          267.5                    367.6
  Retained earnings......................................................          455.8                    455.8
  Accumulated other comprehensive income--cumulative
    translation adjustment...............................................          (26.0)                   (26.0)
  Less--Treasury stock (c)...............................................          (81.5)                   (42.2)
                                                                                --------                 --------
      Total stockholders' equity.........................................          616.3                    755.7
                                                                                --------                 --------
      Total capitalization...............................................       $1,982.1                 $2,121.5
                                                                                ========                 ========


(a)  Represents (Pounds)1.0 million converted at a rate of (Pounds)1.00 =
     $1.4455.
(b) Represents (Pounds)154.0 million less (Pounds)0.4 million unamortized discount converted at a rate of (Pounds)1.00 = $1.4455.
(c) Represents 6,200,600 shares of class A common stock and 1,251,450 shares of class B common stock, actual; 1,830,600 shares of class A common stock and 1,251,450 shares of class B common stock, as adjusted.

                            Selected Financial Data

The following table sets forth our selected financial data as of and for each of the five fiscal years in the period ended February 28, 2001. The income statement data for the three fiscal years in the period ended February 28, 2001, and the balance sheet data as of February 28, 2001, and February 29, 2000, have been derived from our audited historical financial statements incorporated by reference into this prospectus, which financial statements have been audited by Arthur Andersen LLP, independent public accountants, as indicated on their report thereon. The income statement data and the balance sheet data as of and for each of the two fiscal years in the period ended February 28, 1998, have been derived from our audited historical financial statements. The selected financial data below reflect results of Matthew Clark since December 1, 1998, results of several well-known Canadian whisky brands, including Black Velvet, and related assets since their acquisition from Diageo plc and certain of its affiliates on April 9, 1999, and results of the Franciscan Estates and Simi acquisitions since June 4, 1999. The earnings per share amounts in the income statement data below reflect the two-for-one stock split that we announced on April 12, 2001. See "Explanatory Note."

It is important that you read the selected financial data presented below in conjunction with the historical financial statements we have filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. See "Where You Can Find More Information."

For the purpose of calculating the ratio of earnings to fixed charges in the table below, "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt and the portion of rental expense which management believes is representative of the interest component of lease expense. The ratio of earnings to combined fixed charges and preferred stock dividend requirements is the same as the ratio of earnings to fixed charges.


                                                   For the Year   For the Year                 For the Years Ended
                                                      Ended          Ended                         February 28,
                                                   February 28,   February 29,        ----------------------------------------
                                                      2001            2000              1999            1998           1997
                                                  -------------   ------------        ---------       ---------      ---------
                                                                    (in millions, except per share data)
Income Statement Data:
Gross sales ...................................    $ 3,154.3       $ 3,088.7          $1,984.8        $1,632.4       $1,534.4
Less-excise taxes .............................       (757.6)         (748.2)           (487.5)         (419.6)        (399.4)
                                                   ---------      ----------         ---------       ---------      ---------
  Net sales ...................................      2,396.7         2,340.5           1,497.3         1,212.8        1,135.0
Cost of product sold ..........................     (1,639.2)        (1,618.0)         (1,049.3)         (869.0)        (812.8)
                                                   ---------      ----------         ---------       ---------      ---------
  Gross profit ................................        757.5           722.5             448.0           343.8          322.2
Selling, general and administrative expenses...       (486.6)         (481.9)           (299.5)         (231.7)        (209.0)
Nonrecurring charges ..........................         --              (5.5)             (2.6)            --             --
                                                   ---------      ----------         ---------       ---------      ---------
  Operating income ............................        270.9           235.1             145.9           112.1          113.2
Interest expense, net .........................       (108.7)         (106.1)            (41.5)          (32.2)         (34.0)
                                                   ---------      ----------         ---------       ---------      ---------
Income before provision for income taxes
  and extraordinary item ......................        162.2           129.0             104.4            79.9           79.2
Provision for income taxes ....................        (64.9)          (51.6)            (42.5)          (32.8)         (33.0)
                                                   ---------      ----------         ---------       ---------      ---------
  Income before extraordinary item ............         97.3            71.4              61.9            47.1           46.2
Extraordinary item, net of income taxes........          --              --              (11.4)            --             --
                                                   ---------      ----------         ---------       ---------      ---------
Net income ....................................    $    97.3        $   77.4          $   50.5        $   47.1       $   46.2
                                                   =========      ==========         =========       =========      =========
Earnings per common share:
  Basic:
     Income before extraordinary item .........    $    2.65        $   2.14          $   1.69        $   1.26       $   1.19
     Extraordinary item, net of income taxes...         --              --               (0.31)           --             --
                                                   ---------      ----------         ---------       ---------      ---------
     Earnings per common share - basic.........    $    2.65        $   2.14          $   1.38        $   1.26       $   1.19
                                                   =========      ==========         =========       =========      =========
  Diluted:
     Income before extraordinary item..........    $    2.60        $   2.09          $   1.65        $   1.23       $   1.18
     Extraordinary item, net of income taxes...         --              --               (0.30)           --             --
                                                   ---------      ----------         ---------       ---------      ---------
     Earnings per common share - diluted.......    $    2.60        $   2.09          $   1.35        $   1.23       $   1.18
                                                   =========      ==========         =========       =========      =========

Balance Sheet Data (at end of period):
Total assets ..................................    $ 2,512.2        $2,349.8          $1,793.8        $1,090.6       $1,043.3
Long-term debt, less current maturities........      1,307.4         1,237.1             831.7           309.2          338.9

Other Data:
Ratio of earnings to fixed charges.............          2.4x            2.1x              3.2x            3.2x           3.lx


                           Description of the Notes

The terms of the new notes to be issued in the exchange offer and the outstanding old notes are identical, except for transfer restrictions, registration rights, and liquidated damages provisions that apply to the old notes. Any old notes that remain outstanding after the exchange offer, together with new notes issued in the exchange offer, will be treated as a single class of securities under the Indenture for voting purposes. When we refer to the term "note" or "notes" in this section, we are referring to both the outstanding old notes and the new notes to be issued in the exchange offer. When we refer in this section to "holders" of the notes, we are referring to those persons who are the registered holders of notes on the books of the registrar appointed under the Indenture. For definitions of certain capitalized terms used in the following summary, including the term "Company", see "--Certain Definitions."

The old notes have been, and the new notes will be, issued under the indenture, dated as of February 21, 2001 (the "Indenture"), among the Company, the Guarantors, and BNY Midwest Trust Company, as trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The principal amount of notes that may be issued under the Indenture is unlimited.

The following is a summary of the material provisions of the Indenture. It does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act of 1939.

General

The notes will mature on February 15, 2008 and will be unsecured senior obligations of the Company and will rank pari passu in right of payment to all of our existing and future unsecured senior Indebtedness. Each note will bear interest at the rate of 8% per annum from February 21, 2001 or from the most recent interest payment date to which interest has been paid. Interest on the notes will be payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2001, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the February 1 or August 1 next preceding such interest payment date. The entire aggregate principal amount of the notes will become due and payable upon maturity.

Payment of the notes is guaranteed unconditionally by the Guarantors on a senior basis. The Guarantors are comprised of all of the direct and indirect Domestic Restricted Subsidiaries of the Company and direct and indirect Foreign Restricted Subsidiaries that in each case guarantee Other Indebtedness. The Guarantors (except Canandaigua B.V. and M.J. Lewis Corp.) have also guaranteed all obligations of the Company under the Credit Agreement. No holder of any other Indebtedness of the Company will have the benefit of any guarantees which the holders of the notes do not have.

The notes are direct, senior unsecured obligations of the Company and rank and will rank pari passu, without any preferences among themselves, with all other outstanding unsecured and unsubordinated indebtedness, present and future.

Optional Redemption

The notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 50 basis points plus, in each case, accrued interest thereon to the date of redemption.

As used herein:

"Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury Security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

"Reference Treasury Dealer" means each of (x) Chase Securities Inc., and its respective successors; provided, however, that if the foregoing shall cease to be a primary United States Treasury Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (y) any other Primary Treasury Dealer selected by the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of such notes for redemption will be made by the Trustee in compliance with the requirements of the principal U.S. securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a U.S. securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the notes funds in satisfaction of the applicable redemption price pursuant to the Indenture. Notice of optional redemption will be published in the manner described below under "--Notices."

Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

Guarantees of the Notes

The Indenture provides that each of the Guarantors will unconditionally guarantee (the "Guarantees") on a senior basis, jointly and severally, all of the Company's obligations under the notes, including its obligations to pay principal, premium, if any, and interest with respect to the notes. The Guarantees will be general unsecured obligations of the Guarantors. The Guarantors (except for Canandaigua B.V. and M.J. Lewis Corp.) have also guaranteed all obligations of the Company under the Credit Agreement. The obligations under the Credit Agreement are secured by (i) first priority pledges of 100% of the capital stock of Canandaigua Limited and all of the Company's domestic operating subsidiaries and (ii) first priority pledges of 65% of the capital stock held by the Company of Matthew Clark plc; B.B. Servicios, S.A. de C.V.; Canandaigua World Sales Limited; and Schenley Distilleries Inc./Les Distelleries Schenley Inc. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

The Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the notes and the Indenture on the terms set forth therein. Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

The Indenture provides that if the notes are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "Consolidation, Merger, Sale of Assets" all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants--Limitation on Sale of Assets" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants--Limitation on Sale of Assets" and within the time limits specified by such covenant, then such Guarantor or the Guarantors, as the case may be (in the event of a defeasance of the notes or a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the notes.

Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Certain Covenants--Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Certain Covenants-Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), except that the Company and any Guarantor may Incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);
(iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is equal to at least 2.00:1.00.

The foregoing limitation will not apply to the incurrence of any of the following (collectively "Permitted Indebtedness"):

     (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1.0 billion, minus the amount of any repayment of such Indebtedness under the Credit Agreement pursuant to "Certain Covenants-- Limitation on Sale of Assets" below and (y) the Borrowing Base;

     (ii) Indebtedness of the Company pursuant to the notes and other Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Agreement);

     (iii)  Indebtedness of any Guarantor pursuant to a Guarantee;

     (iv) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the notes; provided, further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

     (v) Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

     (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of "Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries";

     (vii) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business (and not for speculative purposes) designed to protect against fluctuations in: (x) interest rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such Incurrence, (y) currencies or (z) commodities;

     (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

     (ix)    Indebtedness, in addition to that described in clauses (i) through
             (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75.0 million outstanding at any one time in the aggregate.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

     (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

     (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

     (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

     (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

     (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

     (vi)    make any Investment in any Person (other than any Permitted
             Investments)

     (any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an

     "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "Limitation on Indebtedness"; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

          (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on December 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

          (B) the aggregate Net Cash Proceeds received after November 17, 1999 by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below); plus

          (C) the aggregate Net Cash Proceeds received after November 17, 1999 by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; plus

          (D) the aggregate Net Cash Proceeds received after November 17, 1999 by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; plus

          (E) in the event the Company or any Restricted Subsidiary has made since November 17, 1999 or makes an Investment in a Person that, as a result of or in connection with such Investment becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; plus

          (F) so long as the Designation thereof was treated as a Restricted Payment made after November 17, 1999, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Certain Covenants-Designation of Unrestricted Subsidiaries", an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); plus

          (G)  $50.0 million; minus

          (H) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after November 17, 1999 in accordance with "Certain Covenants--Designation of Unrestricted Subsidiaries"; minus

          (I) all Restricted Payments made after November 17, 1999 (other than Permitted Payments made and calculated on the basis set forth below).

(b)  Notwithstanding the foregoing, and in the case of clauses (ii), (iii) and
     (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses
     (i) through (iv) being referred to as a "Permitted Payment"):

     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this covenant;

     (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege or in which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

     (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
            (3)(B) of paragraph (a) of this covenant;

  (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes; and (4) is expressly subordinated in right of payment to the notes at least to the same extent as the Indebtedness to be refinanced.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless

  (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

  (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10.0 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company; and

  (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25.0 million, the Company delivers to the Trustee an opinion of either an independent investment banking firm of national standing in the United States or an independent public accounting firm of national standing in the United States, stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary;

provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company).

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, except if the notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

(a) any Lien existing as of the date of the Indenture;

(b) any Lien arising by reason of

  (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (2)   taxes not yet delinquent or which are being contested in good faith;

  (3)   security for payment of workers' compensation or other insurance;

  (4) good faith deposits in connection with tenders, leases, or contracts (other than contracts for the payment of money);

     (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

     (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

     (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or

     (9) standard custodial, bailee or depository arrangements (including (x) in respect of deposit accounts with banks and other financial institutions and (y) standard customer agreements in respect of accounts for the purchase and sale of securities and other property with brokerage firms or other types of financial institutions);

(c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Indebtedness outstanding under the Credit Agreement;

(d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of "Certain Covenants--Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

(e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of security is not increased thereby.

Limitation on Sale of Assets

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (other than an Asset Swap permitted by clause (g) below) unless (i) at least 75% of the proceeds from such Asset Sale are received in cash; provided, however that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed cash for purposes of this covenant, and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the board of directors of the Company and evidenced in a board resolution).

(b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness then outstanding as required by the terms thereof or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of such secured Indebtedness or if no secured Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries as existing at such time or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

(c) When the aggregate amount of Excess Proceeds equals $10.0 million or more, the Company shall apply the Excess Proceeds to the repayment of the notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined) of all notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all notes tendered.

(e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

(f) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of notes than those existing on the date of the Indenture that would materially impair the ability of the Company to make an Offer to purchase the notes or, if such Offer is made, to pay for the notes tendered for purchase.

(g) The Company will not, and will not permit any Restricted Subsidiary, to engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company which determination shall include a determination that the Fair Market Value of the assets being received in such swap are at least equal to the Fair Market Value of the assets being swapped and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20.0 million, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing or an independent public accounting firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

Limitation on Guarantees by Restricted Subsidiaries

The Indenture provides that in the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after November 17, 1999 that is not a Guarantor and causes or permits such Restricted Subsidiary to, directly or indirectly, guarantee the payment of any Indebtedness ("Other Indebtedness") of the Company or any Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Other Indebtedness, then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the notes or the Guarantees of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the notes or the Guarantee of such Restricted Subsidiary, as the case may be). The Guarantee of a Guarantor shall be released upon the sale or transfer of all or substantially all of the assets or all of the Capital Stock of such Guarantor; provided, that, either (i) such sale or transfer complies with the provisions set forth in "Certain Covenants-- Limitation on Sale of Assets" or (ii) such sale or transfer need not comply with the provisions set forth in "Certain Covenants--Limitation on Sale of Assets" because the Capital Stock so sold or transferred does not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

Purchase of Notes Upon a Change of Control

If a Change of Control shall occur at any time, then each holder of notes shall have the right to require that the Company purchase such holder's notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

Within 30 days following any Change of Control, the Company shall notify the Trustee, give written notice of such Change of Control to each holder of notes by first-class mail, postage prepaid, at his address appearing in the security register stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any notes not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Credit Agreement restricts the ability of the Company to purchase the notes prior to full repayment of indebtedness under the Credit Agreement and, upon a Change of Control, all amounts outstanding under the Credit Agreement become due and payable. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the Credit Agreement to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default and will give the Trustee and the holders of the notes the rights described under "Events of Default."

The definition of "Change of Control" in the Indenture is defined to mean the occurrence of any of the following events:

  (i) any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company;

  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

  (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with "Certain Covenants-Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "Certain Covenants-- Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or

  (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Sale of Assets."

"Permitted Holders" means as of the date of determination (i) Marilyn Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the Persons described in clause (i) or the Mac and Sally Sands Foundation, Incorporated; (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (v) or for the benefit of Andrew Stern or any trust for the benefit of any such trust; (iv) any partnerships that are controlled by (and a majority of the partnership interests in which are owned by) any of the Persons described in clauses (i), (ii), (iii) or (v) or by any partnership that satisfies the conditions of this clause (iv); or (v) in the case of Marvin Sands and in the event of the incompetence or death of any of the persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The definition of "Change of Control" is limited in scope. As a result the provisions of the Indenture will not afford holders of notes the right to require the Company to purchase the notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

The existence of a holder's right to require the Company to purchase such holder's notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the notes or, if such Change of Control Offer is made, to pay for the notes tendered for purchase.

Limitation on Restricted Subsidiary Capital Stock

The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for

  (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary;

  (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C);

  (iii) Capital Stock issued or sold by a Restricted Subsidiary, where immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; and

  (iv) Capital Stock issued to any minority owner of a Restricted Subsidiary; provided that immediately after giving effect to such issuance, (A) such Restricted Subsidiary remains a Restricted Subsidiary and (B) the Company has the same percentage of beneficial ownership in such Restricted Subsidiary as immediately prior to such issuance.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

  (i)    pay dividends or make any other distribution on its Capital Stock,

  (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company,

  (iii) make any Investment in the Company or a Restricted Subsidiary of the Company, or

  (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except

  (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture;

  (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

  (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in the Indenture shall in any event be permitted); and;

  (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under "Certain Covenants--Limitation on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

Designation of Unrestricted Subsidiaries

The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of "Certain Covenants--Limitation on Indebtedness"; and

  (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of "Certain Covenants--Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

All Designations and Revocations must be evidenced by resolutions of the board of directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

Notwithstanding the foregoing, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of the Indenture described (x) above under the captions "Certain Covenants--Limitation on Indebtedness," "Certain Covenants--Limitation on Restricted Payments," "Certain Covenants--Limitation on Transactions with Affiliates," "Certain Covenants--Limitation on Restricted Subsidiary Capital Stock," "Certain Covenants--Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," and "Certain Covenants- -Designation of Unrestricted Subsidiaries," and (y) below in clause (iv) of the first paragraph under the caption "Consolidation, Merger, Sale of Assets," will terminate and cease to have any further effect from and after the first date when the notes are rated Investment Grade.

Provision of Financial Statements

Whether or not the Company is subject to Section 13(a) or Section 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or Section 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act if the Company were subject to such sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

Additional Covenants

The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate and partnership existence;
(v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

  (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, and the Indenture shall remain in full force and effect;

  (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

  (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could Incur $1.00 additional Indebtedness under the provisions of "Certain Covenants--Limitation on Indebtedness" (other than Permitted Indebtedness);

  (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the notes;

  (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "Certain Covenants--Limitation on Liens" are complied with; and

  (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

  (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the Laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture;

  (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (iii) such Guarantor shall have delivered to the Trustee an officers' certificate and an opinion of counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this paragraph shall not apply to any transaction (including any Asset Sale made in accordance with "Certain Covenants--Limitation on Sale of Assets") with respect to any Guarantor (i) if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the last sentence of "Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries" or (ii) if such transaction need not comply with the provisions set forth in "Certain Covenants--Limitation on Sale of Assets" because the properties or assets so sold, assigned, conveyed, transferred, leased or otherwise disposed of do not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the notes.

Events of Default

An Event of Default will occur under the Indenture if:

  (i) there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

  (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

  (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (i) or (ii) or in clauses (b), (c) and (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the

          Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;
          (b) there shall be a default in the performance or breach of the provisions described in "Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "Certain Covenants--Limitation on Sale of Assets," or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "Certain Covenants--Purchase of Notes Upon a Change of Control;"

  (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

  (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

  (vi) one or more judgments, orders or decrees for the payment of money in excess of $15.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

  (vii) any holder or holders of at least $10.0 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

  (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

  (ix) (a) the Company, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent; (b) the Company, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (c) the Company, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; (d) the Company, any Guarantor or any Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Subsidiary or of any substantial part of their respective properties,
          (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due; or (e) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph
          (ix).

If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all of the notes, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes). If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(a) the Company has paid or deposited with the Trustee a sum sufficient to pay
(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on the notes, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; (b) all Events of Default, other than the nonpayment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived; and (c) the rescission will not conflict with any judgment or decree.

The holders of not less than a majority in aggregate principal amount of the notes outstanding, may, on behalf of the holders of all the notes, waive any past defaults under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each series of notes outstanding.

The Company is also required to notify the Trustee within five business days of the occurrence of any Default.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

  (i) the rights of holders of the notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

  (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

  (iii) the rights, powers, trust duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (iv)  the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the particular series of notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the particular series of notes subject to such Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in U.S. dollars, non-callable United States Treasury Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes, on the stated date for payment thereof;

  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other that a Default or Event of Default with respect to the Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such Incurrence);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(vii) the Company shall have delivered to the Trustee an officers' certificate and opinions of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no holder of the notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

(ix) certain other customary conditions precedent specified in the Indenture are satisfied.

Satisfaction and Discharge

The Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when (a) either (i) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid) canceled or have been delivered to the Trustee for cancellation or (ii) all notes not theretofore delivered to the Trustee canceled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee canceled or for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company or any Guarantor; and
(c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

Modifications and Amendments

Modifications and amendments of the Indenture with respect to the notes may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of not less than a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

     (i) change the Stated Maturity of the principal of, or any installment of interest on, any note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

     (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "Certain Covenants--Purchase of Notes Upon a Change of Control," including amending, changing or modifying any definitions with respect thereto;

     (iii) reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver;

     (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each note affected thereby;

     (v) except as otherwise permitted under "Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

     (vi) amend or modify any of the provisions of the Indenture to cause the notes or any Guarantee to be subordinate to any other Indebtedness.

The holders of not less than a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture, as they relate to such series of notes.

Governing Law

The Indenture, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Book-Entry, Delivery and Form

The old notes have been offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The old notes have been issued initially in the form of a global note (the "144A Global Note"). The 144A Global Note will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC. Except in the limited circumstances described in this prospectus, beneficial interests in the 144A Global Note will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC.

Regulation S notes initially will be represented by one or more notes in registered, global form without interest coupons (the "Regulation S Global Note," and together with the Rule 144A Global Note, the "Global Notes"). The Regulation S Global Note has been deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC, in each case for credit to the accounts of the Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, S.A. of Luxembourg ("Clearstream"). On or prior to the 40th day after the later of the commencement of this offering and the Issue Date (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Note may be held only through Euroclear or Clearstream as indirect participants in DTC, unless transferred to a person that takes delivery in the form of an interest in the corresponding Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below.

The Global Notes will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

DTC. We understand as follows with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as DTC is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the notes. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and their participants or holders to exercise any rights and remedies of a holder under the Indenture. Payments of principal and interest on the Global Notes will be made to one or more paying agents on behalf of DTC as the registered owner thereof.

The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants or holders, the ability of a person having beneficial

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interests in a Global Note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments on the Global Notes

While the notes are represented by the Global Notes, payments in respect of the principal of, premium, if any, and interest on the Global Notes will be made through one or more paying agents appointed under the Indenture (which initially will include the Trustee) on behalf of DTC in its capacity as the registered holder of the notes under the Indenture. If definitive notes have been issued, the Indenture requires the Company to make payments in respect of such definitive notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee, or any agent of the Company or the Trustee has or will have any responsibility or liability for

     (i) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or holder relating to beneficial ownership interests in the Global Notes, or

     (ii) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the holders thereof.

DTC, upon receipt of any such payment, will immediately credit the accounts of its relevant participants or holders with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Notes, as shown on the records of DTC. The Company expects that payments by such participants or holders, as the case may be, to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or holders. Neither the Company nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the Global Notes held by the Trustee.

Transfers of Global Securities and Interests Therein

Unless definitive securities are issued, the Global Notes may be transferred, in whole and not in part, only by DTC to the Trustee, or by the Trustee to DTC, or to another nominee or successor thereof or a nominee of such successor.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Notes is expected to occur through the participants or holders and intermediaries of DTC and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

No service charge will be made for any registration of transfer or exchange of the notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Although DTC has agreed to various procedures to facilitate transfers of interests in the Global Notes among participants and holders in DTC it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the Trustee, nor any agent of ours or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC or its participants, indirect participants, holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

We understand that under existing industry practices, if we or the Trustee requests any action of holders of notes, or if an owner of a beneficial interest in a Global Note desires to give instructions or take an action that a holder is entitled to give or take under the Indenture, DTC would authorize their respective participants or holders, as the case may be, owning the relevant beneficial interest to give instructions to take such action, and such participants or holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries. DTC is not required to authorize holders to take any action.

We understand that under existing practices of DTC if less than all of the notes are to be redeemed at any time, DTC will credit its participants' or holders' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate, provided that no beneficial interests of less than $1,000, may be redeemed in part.

Except in the limited circumstances described below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of definitive notes. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

Certificated Notes

Beneficial interests in a Global Note are exchangeable for definitive notes in registered certificated form only if (i) (in whole but not in part) DTC is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearance system satisfactory to the Trustee, is available, (ii) (in whole or in part) an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to DTC or the Trustee, (iii) (in whole but not in part) at any time the Company in its sole discretion determines that the Global Notes should be exchanged for definitive notes or (iv) (in whole but not in part) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not able to be appointed by the Company within 90 days.

Any certificated notes will be issued in registered form in denominations of $1,000 in nominal amount and integral multiples thereof. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interest in the Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. The notes may not be issued in bearer form.

In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of the Company maintained for such purpose within the City and State of New York. Until otherwise designated by the Company, the Company's office or agency in the City and State of New York will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee. The cost of preparing, printing, packaging and delivering the certificated notes shall be borne by the Company.

The Company shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding

(a) the due date for any payment of principal of or interest on the notes, or

(b) the date fixed for a selection of notes to be redeemed.

Also, the Company is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the notes.

If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if such note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee or any paying agent or authenticating agent appointed pursuant to the indenture from any loss which any of them may suffer if a note is replaced must be posted. The Company may charge for its expenses in replacing a note.

In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of the Indenture, the Company in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

To the extent permitted by law, the Company, any Paying Agent, the Registrar and the Transfer Agent shall be entitled to treat the person in whose name any certificated note is registered as the absolute owner thereof. The Indenture will contain provisions relating to the maintenance of a register reflecting ownership of certificated notes, if any, and other provisions customary for a registered debt security including registration as to both principal and stated interest and restrictions on transfer except by surrender of a certificated note and either the reissuance of such certificated note or the issuance of a new certificated note to the new holder. Payment of principal on each certificated note will be made to the holder against presentation and surrender. Payment of interest on each certificated note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

None of the Company, the Trustee, the Depositary or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, any book-entry interest.

Redemption of Global Notes

In the event that any Global Note (or any portion thereof) is redeemed, the Trustee will redeem an equal amount of the book-entry interests in such Global Note from the amount received by it in respect to the redemption of such Global Note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by the Trustee in connection with the redemption of such Global Note (or any portion thereof).

Resignation of Trustee

The Trustee may at any time resign as Trustee by written notice to the Company and the Trustee, such resignation to become effective upon the appointment of a successor Trustee, in which case the Global Notes shall be delivered to such successor. If no successor has been so appointed by the Company within 90 days, certificated notes shall be issued in exchange therefor as described above.

Notices

Notices to holders of notes shall be mailed by first-class mail to each holder at its address appearing in the register of holders on the appropriate date provided herein. For so long as any of the notes are represented by the Global Notes, notice to holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to DTC for communication to the holders of the book entry interests in the notes.

Reports

The Trustee will immediately send to DTC a copy of any notices, reports and other communications received relating to the Company, the notes, the Guarantees or the book-entry interests.

Certain Definitions

"Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

"Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the voting Capital Stock of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the foregoing.

"Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by the first paragraph under "Consolidation, Merger, Sale of Assets" or (B) that is of the Company to any Restricted Subsidiary, or of any Subsidiary to the Company or any Subsidiary in accordance with the terms of the Indenture or (y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $3,000,000.

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

"Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with "Certain Covenants--Limitation on Sale of Assets."

"Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

"Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

"Borrowing Base" means the sum of (i) 85% of accounts receivable of the Company and its Subsidiaries and (ii) 50% of the net book value of the inventory of the Company and its Subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP.

"Capital Lease Obligation" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Company" means Constellation Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

"Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Company and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

"Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

"Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and (ii) all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined in accordance with GAAP on a basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with such acquisition or disposition of assets, shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

"Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries;
(iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

"Consolidated Net Tangible Assets" means with respect to any Person, as of any date of determination, the book value of such Persons total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

"Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

"Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

"Credit Agreement" means the Credit Agreement, dated as of October 6, 1999, as amended on February 13, 2001, between the Company, the Subsidiaries of the Company identified on the signature pages thereof, the lenders named therein, The Chase Manhattan Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof or amendments, modifications or supplements thereto and any agreements therefor (including any of the foregoing that increase the principal amount of Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of "Certain Covenants--Limitation on Indebtedness"; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in principal amount of Indebtedness of the Company under the Credit Agreement exceeding the amount permitted by subparagraph (b)(i) of "Certain Covenants--Limitation on Indebtedness"), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designation" has the meaning set forth under "Certain Covenants--Designation of Unrestricted Subsidiaries."

"Designation Amounts" has the meaning set forth under "Certain Covenants-- Designation of Unrestricted Subsidiaries."

"Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

"Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

"GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

"Guarantee" means the guarantee by each Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to provisions of "Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries."

"Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

"Guarantor" means the Subsidiaries listed on the signature pages of the Indenture as guarantors and each other Subsidiary, formed, created or acquired after the Issue Date, required to become a Guarantor after the Issue Date, pursuant to "Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries."

"Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

"Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

"Holders" mean the registered holders of the notes.

"Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary (or is merged into or consolidated with the Company or any Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Subsidiary (or being merged into or consolidated with the Company or any Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary.

"Indebtedness" means, with respect to any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

"Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the terms thereof.

"Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

"Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

"Investment Grade" means a rating of (i) BBB- or higher by S&P and Ba1 or higher by Moody's or (ii) Baa3 or higher by Moody's and BB+ or higher by S&P.

"Issue Date" means February 21, 2001.

"Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

"Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

"Moody's" means Moody's Investors Service, Inc. or any successor thereto.

"Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under "Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

"Other Indebtedness" has the meaning set forth under "Certain Covenants-- Limitation on Guarantees by Restricted Subsidiaries."

"Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or a Guarantee, as the case may be.

"Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; (vi) Investments in existence on the date of the Indenture; and (vii) Investments in joint ventures in an aggregate amount not to exceed at any one time the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

"Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Issue Date, and including, without limitation, all classes and series of preferred or preference stock.

"Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in their respective businesses (including without limitation, contracts, leases, licenses, or other agreements of value to the Company or any of its Restricted Subsidiaries), provided, however, that productive assets to be acquired by the Company or any Restricted Subsidiary shall be, in the good faith judgment of management of the Company or such Restricted Subsidiary, assets which are reasonably related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date.

"Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

"Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than as a result of a change of control provision substantially similar to that contained in "Certain Covenants--Purchase of Notes Upon a Change of Control") or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

"Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

"Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

"Securities Act" means the Securities Act of 1933, as amended.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

"Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

"Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes, or a Guarantee, as the case may be.

"Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

"Temporary Cash Investments" means: (i) any evidence of Indebtedness of a Person, other than the Company or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America or the United Kingdom, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America or the United Kingdom, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard and Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

"United States Treasury Securities" means direct obligations of, and obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

"Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

"Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

"Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and up to 5% of the issued and outstanding Capital Stock which may be owned by executive officers of such Subsidiary) is owned by the Company or another Wholly Owned Restricted Subsidiary.

                                 The Guarantors

The guarantors of the old notes and the new notes are the following subsidiaries of the Company: Allberry, Inc., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp., Barton Financial Corporation, Barton Incorporated, Batavia Wine Cellars, Inc., Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited, Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder Corporation, Polyphenolics, Inc., Roberts Trading Corp., and Stevens Point Beverage Co.


            Certain United States Federal Income Tax Considerations

The following is a summary of certain anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, based upon the Internal Revenue Code of 1986, as amended, and existing regulations, rulings and judicial decisions as of the date of this prospectus. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Except as specifically set forth in this prospectus, this summary deals only with notes held as capital assets by initial holders, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, banks, tax-exempt organizations, insurance companies, holders that are partnerships or other pass-through entities and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to "straddle," "conversion," "hedging" or "constructive sales" transactions. This summary is not binding on the Internal Revenue Service or the courts. No ruling has been sought or will be sought from the Internal Revenue Service with respect to the positions and issues discussed herein, and there can be no assurance that the Internal Revenue Service will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained. Prospective investors are urged to consult their tax advisors regarding the particular tax consequences of purchasing, holding and disposing of notes that may be specific to them, including the tax consequences arising under any state, local or foreign laws.

As used in this prospectus, the term "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes

     (i)   a citizen or resident of the United States,

     (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof,

     (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source, or

     (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

As used in this prospectus, the term "Non-U.S. Holder" means a holder of a note that is not a U.S. Holder.

Exchange of Notes

There will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer since the exchange offer will be by operation of the original terms of the old notes, pursuant to a unilateral act by us, and will not result in any material alteration in the terms of the old notes. Each exchanging holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

U.S. Holders

Interest. Interest (including Additional Interest, if any) on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

Dispositions. Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition (other than any amounts attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the note. The gain or loss generally will be capital gain or loss. To the extent that the amount realized represents accrued but unpaid interest not previously taken into income, however, such amounts must be taken into account as interest income.

For certain non-corporate U.S. Holders, including individuals, the rate of taxation of capital gains will depend upon the holder's holding period in the note, with a preferential rate generally available for notes held for more than one year. In addition, special rules, and generally lower maximum tax rates, apply to individuals in lower tax brackets and to individuals who have held, for more than five years, capital assets acquired or deemed to have been acquired after December 31, 2000. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note that is a Non-U.S. Holder.

Interest. Subject to the discussion below concerning backup withholding, payments of interest on a note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that

     (i) the holder is not (A) a direct or indirect owner, taking into account certain attribution rules, of 10% or more of the total voting power of all voting stock of the issuer or (B) a controlled foreign corporation related to the issuer through stock ownership,

     (ii) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and

     (iii) the issuer or its paying agent receives (A) from the Non-U.S. Holder, a properly completed Form W-8BEN, or substitute Form W-8BEN, under penalties of perjury, which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the note is a Non-U.S. Holder or (B) from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8BEN or substitute Form W-8BEN has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8BEN or substitute Form W-8BEN, is furnished to the payor.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes. To the extent a Non-U.S. Holder seeks a reduced rate of withholding under a treaty, such holder must provide the issuer or its paying agent with a properly completed Form W-8BEN.

If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally and, with respect to corporate holders, may also be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, those payments will not be subject to withholding tax so long as the holder provides the issuer or its paying agent with a properly executed Form W-8ECI.

Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

For purposes of the certification requirements, those persons that, under U.S. federal income tax principles, are the taxpayers with respect to payments on the notes are generally treated as the beneficial owners of such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under U.S. federal income tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a U.S. Holder, even if the partnership has one or more foreign partners. The discussion under this heading and under "--Information Reporting and Backup Withholding" below, is not intended to be a complete discussion of the provisions of the U.S. withholding laws. Prospective investors are urged to consult their tax advisors regarding the tax consequences of their proposed investment in light of such laws.

Dispositions. Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless

     (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States,

     (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or

     (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

Federal Estate Tax. Notes held, or treated as held, by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the issuer and
(ii) income on the notes was not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Information Reporting and Backup Withholding

Payments with respect to the notes and the proceeds upon the sale or other disposition of the notes may be subject to information reporting and possibly U.S. backup withholding at a 31% rate. Backup withholding will not apply to a U.S. Holder who furnishes its correct taxpayer identification number and provides other certification. Backup withholding will not apply to payments made by the issuer in respect of the notes to a Non-U.S. Holder, if the holder certifies, under penalty of perjury, that it is not a U.S. person and provides its name and address, provided that neither the issuer nor its paying agent has actual knowledge that the holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Copies of information returns may be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of proceeds from the disposition of notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that is not a "U.S. related person," as defined in applicable Treasury Regulations, will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a note to or through a non-U.S. office of a broker that is a U.S. person or a "U.S. related person," the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through a non-U.S. foreign office of a broker that is a U.S. person or a "U.S. related person," absent actual knowledge that the payee is a U.S. person.

Amounts withheld under the backup withholding rules do not constitute a separate United States federal income tax. Rather, any amount withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability, if any, provided that the requisite procedures are followed.

                             Plan of Distribution

We will exchange new notes for old notes. We will not receive any proceeds from the exchange of new notes for old notes.

The new notes we issue in connection with the exchange offer may be generally offered for resale, resold and otherwise transferred by any holder of the new notes, except for a holder that is an affiliate of the Company, without compliance with the registration requirements of the Securities Act.

We have not entered into any arrangement or understanding with any person to distribute the new notes received in the exchange offer. In addition, to the best of our information and belief, each person participating in the exchange offer is acquiring the new notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the new notes.

We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers.

We shall not be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the old notes, and we and these participants may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the principal amounts, of the new notes to be issued.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the private notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    Experts


The audited consolidated financial statements of Constellation Brands, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.


                                 Legal Matters

The validity of the notes offered hereby will be passed upon for us by McDermott, Will & Emery.

                                    [LOGO]



                          Constellation Brands, Inc.


                               Offer to Exchange


                                 $200,000,000


                       8% Series B Senior Notes due 2008


                             _____________________


                                  Prospectus

                             _____________________


                                 June   , 2001

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

          The Delaware General Corporation Law (Section 102) allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, but a corporation may not so eliminate or limit a director's liability for a breach of the duty of loyalty, a failure to act in good faith, engaging in intentional misconduct or a knowing violation of a law, authorizing the payment of a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law, or obtaining an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability to the extent permitted by the Delaware General Corporation Law.

          The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

          The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

          The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

Item 21.  Exhibits./(1)/

Exhibit
Number                       Description of Exhibit
------                       ----------------------
4.1 Indenture, dated as of February 21, 2001, by and among the Company, certain subsidiaries, and BNY Midwest Trust Company, as Trustee*
4.2 Registration Rights Agreement, dated as of February 21, 2001, by and among the Company, certain subsidiaries and the Initial Purchasers named therein*
4.3     Form of 8% Series B Senior Notes due 2008 (included in Exhibit 4.1)*
5       Opinion of McDermott, Will & Emery*
12      Computation of Ratio of Earnings to Fixed Charges
23.1    Consent of Arthur Andersen LLP
23.2    Consent of McDermott, Will & Emery (included in Exhibit 5)*
24 Powers of Attorney (included on the signature pages of the registration statement)*
25      Statement of Eligibility of Trustee on Form T-1*
99.1    Form of Letter of Transmittal*
99.2    Form of Letter to Registered Holders*
99.3 Form of Letter to Clients and Instruction to Registered Holder from Beneficial Owner*

* Previously filed

/(1)/ The exhibits listed are pursuant to Regulation S-K Item 601 exhibit table footnote 3: "an exhibit need not be provided about a company if (1) with respect to such company an election has been made under Forms S-4 or F-4 to provide information about such company at a level prescribed by Forms S-2, S-3, F-2 or F-3 and (2) the form, the level of which has been elected under Forms S-4 or F-4, would not require such company to provide such exhibit if it were registering a primary offering."

Item 22.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
                      (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                         Constellation Brands, Inc.



                         By:  /s/ Thomas S. Summer
                            ---------------------------------------------
                              Thomas S. Summer
                              Executive Vice President and
                              Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                Title
             ---------                                -----

      *                              President, Chief Executive Officer and a
----------------------------------   Director (Principal Executive Officer)
Richard Sands


      *                              Group President and a Director
----------------------------------
Robert Sands


/s/ Thomas S. Summer                 Executive Vice President and Chief
----------------------------------   Financial Officer (Principal Financial
Thomas S. Summer                     Officer and Principal Accounting Officer)


      *                              Director
----------------------------------
Thomas C. McDermott

       *                             Director
----------------------------------
James A. Locke, III


       *                             Director
----------------------------------
Paul L. Smith


       *                             Director
----------------------------------
George Bresler


       *                             Director
----------------------------------
Jeananne K. Hauswald


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                Batavia Wine Cellars, Inc.



                                By:    /s/ Thomas S. Summer
                                    -------------------------------------------
                                       Thomas S. Summer
                                       Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                 Title
             ---------                                 -----

    *                                 President (Principal Executive Officer)
----------------------------------
Ned Cooper


   /s/ Thomas S. Summer               Treasurer (Principal Financial Officer and
----------------------------------    Principal Accounting Officer)
Thomas S. Summer


    *                                 Vice President and a Director
----------------------------------
Richard Sands


    *                                 Secretary and a Director
----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                            Barton Incorporated



                            By: /s/ Thomas S. Summer
                                --------------------------------------------
                                Thomas S. Summer
                                Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                               Title
             ---------                               -----


       *                             President, Chief Executive Officer and a
----------------------------------   Director (Principal Executive Officer)
Alexander L. Berk


   /s/ Thomas S. Summer              Vice President
----------------------------------   (Principal Financial Officer and
Thomas S. Summer                     Principal Accounting Officer)


       *                             Senior Vice President, Treasurer and a
----------------------------------   Director
Troy J. Christensen


       *                             Vice President and a Director
----------------------------------
Edward L. Golden


       *                             Vice President and a Director
----------------------------------
Richard Sands


       *                             Vice President and a Director
----------------------------------
Robert Sands


       *                             Senior Vice President, Secretary and a
----------------------------------   Director
Elizabeth Kutyla


       *                             Director
----------------------------------
William F. Hackett


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                         Barton Brands, Ltd.


                                         By:  /s/ Thomas S. Summer
                                             --------------------------------
                                              Thomas S. Summer
                                              Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                   Title
             ---------                                   -----


       *                              President and a Director (Principal
----------------------------------    Executive Officer)
Edward L. Golden


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer, and a
----------------------------------    Director
Troy J. Christensen


       *                              Executive Vice President and a Director
----------------------------------
Alexander L. Berk


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                              Barton Beers, Ltd.



                              By:  /s/ Thomas S. Summer
                                  -----------------------------------------
                                   Thomas S. Summer
                                   Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                Title
             ---------                                -----


       *                              Chief Executive Officer and a Director
----------------------------------    (Principal Executive Officer)
Richard Sands


   /s/ Thomas S. Summer               Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer, and a
----------------------------------    Director
Troy J. Christensen


       *                              Executive Vice President and a Director
----------------------------------
Alexander L. Berk


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


       *                              President and a Director
----------------------------------
William F. Hackett


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                Barton Brands of California, Inc.



                                By:  /s/ Thomas S. Summer
                                    ---------------------------------------
                                     Thomas S. Summer
                                     Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                              Title
             ---------                              -----


       *                              President and a Director  (Principal
----------------------------------    Executive Officer)
Alexander L. Berk


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer and a
----------------------------------    Director
Troy J. Christensen


       *                              Vice President and a Director
----------------------------------
Edward L. Golden


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


* By: /s/ Thomas S. Summer
     -----------------------------
      Thomas S. Summer
      Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                            Barton Brands of Georgia, Inc.



                            By:  /s/ Thomas S. Summer
                                ---------------------------------------
                                 Thomas S. Summer
                                 Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                              Title
             ---------                              -----


       *                              President and a Director (Principal
----------------------------------    Executive Officer)
Alexander L. Berk


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer, and a
----------------------------------    Director
Troy J. Christensen


       *                              Vice President and a Director
----------------------------------
Edward L. Golden


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                             Barton Distillers Import Corp.



                             By:  /s/ Thomas S.Summer
                                 -----------------------------------------
                                  Thomas S.Summer
                                  Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                             Title
             ---------                             -----


       *                              President and a Director (Principal
----------------------------------    Executive Officer)
Alexander L. Berk


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer, and a
----------------------------------    Director
Troy J. Christensen


       *                              Director
----------------------------------
Edward L. Golden


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                               SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                          Barton Financial Corporation



                          By:  /s/ Thomas S. Summer
                              --------------------------------------------
                               Thomas S. Summer
                               Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                             Title
             ---------                             -----


       *                              President, Secretary and a Director
----------------------------------    (Principal Executive Officer)
Troy J. Christensen


   /s/ Thomas S. Summer               Vice President
----------------------------------    (Principal Financial Officer and
Thomas S. Summer                      Principal Accounting Officer)


/s/ Michael A. Napientek              Assistant Secretary and a Director
----------------------------------
Michael A. Napientek


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                           Stevens Point Beverage Co.



                           By:  /s/ Thomas S. Summer
                               -------------------------------------------
                                Thomas S. Summer
                                Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

              Signature                               Title
              ---------                               -----


       *                              President, Chief Executive Officer and a
----------------------------------    Director (Principal Executive Officer)
James P. Ryan


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer and a
----------------------------------    Director
Troy J. Christensen


       *                              Executive Vice President and a Director
----------------------------------
Alexander L. Berk


       *                              Director
----------------------------------
William F. Hackett


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                          Monarch Import Company



                          By:  /s/ Thomas S. Summer
                              -----------------------------------------
                               Thomas S. Summer
                               Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                 Title
             ---------                                 -----


       *                              Chief Executive Officer and Vice President
----------------------------------    (Principal Executive Officer)
James P. Ryan


    /s/ Thomas S. Summer              Vice President
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer and a
----------------------------------    Director
Troy J. Christensen


       *                              President and a Director
----------------------------------
Alexander L. Berk


       *                              Vice President and a Director
----------------------------------
William F. Hackett


       *                              Senior Vice President, Secretary and a
----------------------------------    Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Canandaigua Wine Company, Inc.



                                 By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                      Thomas S. Summer
                                      Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                      Title
             ---------                                      -----

       *                              President and Chief Executive Officer
----------------------------------    (Principal Executive Officer)
Jon Moramarco


     /s/ Thomas S. Summer             Treasurer (Principal Financial Officer and
----------------------------------    Principal Accounting Officer)
Thomas S. Summer


       *                              Vice President and a Director
----------------------------------
Robert Sands


       *                              Vice President and a Director
----------------------------------
Richard Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Canandaigua Europe Limited

                                 By:  /s/  Thomas S. Summer
                                     -----------------------------------------
                                      Thomas S. Summer
                                      Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 6, 2001.

             Signature                                   Title
             ---------                                   -----

       *                              President (Principal Executive Officer)
----------------------------------
Douglas Kahle

    /s/ Thomas S. Summer              Treasurer (Principal Financial Officer and
----------------------------------    Principal Accounting Officer)
Thomas S. Summer


       *                              Vice President and Director
----------------------------------
Richard Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Roberts Trading Corp.



                                 By:  /s/ Thomas S. Summer
                                     -------------------------------------------
                                      Thomas S. Summer, President and Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                     Title
             ---------                                     -----

    /s/ Thomas S. Summer              President and Treasurer (Principal
----------------------------------    Executive Officer, Principal Financial
Thomas S. Summer                      Officer and Principal Accounting Officer)

       *                              Vice President and a Director
----------------------------------
Richard Sands


       *                              Vice President, Secretary and a Director
----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Canandaigua Limited



                                 By:  /s/ Thomas S. Summer
                                     -------------------------------------------
                                      Thomas S. Summer
                                      Finance Director


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 6, 2001.

             Signature                                    Title
             ---------                                    -----

       *                              Chief Executive Officer and a Director
----------------------------------    (Principal Executive Officer and
Robert Sands                          Authorized Representative in the United
                                      States)


    /s/ Thomas S. Summer              Finance Director (Principal Financial
----------------------------------    Officer and Principal Accounting Officer)
Thomas S. Summer


       *                              Secretary and a Director
----------------------------------
Anne Colquhoun


       *                              Treasurer and a Director
----------------------------------
Nigel Hodges


       *                              Chief Operating Officer and a Director
----------------------------------
Peter Aikens


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Polyphenolics, Inc.



                                 By:  /s/ Thomas S. Summer
                                     ----------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

Signature                             Title
---------                             -----

       *                              President (Principal Executive Officer)
----------------------------------
Anil Shrikhande

    /s/ Thomas S. Summer              Vice President, Treasurer and a Director
----------------------------------    (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Assistant Secretary and a Director
----------------------------------
Ronald C. Fondiller


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Barton Canada, Ltd.



                                 By:  /s/ Thomas S. Summer
                                     ---------------------------------------
                                      Thomas S. Summer
                                      Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                      Title
             ---------                                      -----

       *                              President and a Director (Principal
-----------------------------------   Executive Officer)
Alexander L. Berk

    /s/ Thomas S. Summer              Vice President
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Senior Vice President, Treasurer and a
-----------------------------------   Director
Troy J. Christensen


       *                              Vice President and a Director
-----------------------------------
Edward L. Golden


       *                              Senior Vice President, Secretary
-----------------------------------   and a Director
Elizabeth Kutyla


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Franciscan Vineyards, Inc.



                                 By:  /s/ Thomas S. Summer
                                     ---------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                      Title
             ---------                                      -----

       *                              President (Principal Executive Officer)
-----------------------------------
Agustin Francisco Huneeus


    /s/ Thomas S. Summer              Vice President and Treasurer
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Vice President and a Director
-----------------------------------
Richard Sands


       *                              Vice President and a Director
-----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Allberry, Inc.



                                 By:  /s/ Thomas S. Summer
                                     ---------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                       Title
             ---------                                       -----

       *                              President (Principal Executive Officer)
-----------------------------------
Agustin Francisco Huneeus

    /s/ Thomas S. Summer              Vice President and Treasurer
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Vice President and a Director
-----------------------------------
Richard Sands


       *                              Vice President and a Director
-----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Cloud Peak Corporation



                                 By:  /s/ Thomas S. Summer
                                     --------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                       Title
             ---------                                       -----

       *                              President (Principal Executive Officer)
-----------------------------------
Agustin Francisco Huneeus

    /s/ Thomas S. Summer              Vice President and Treasurer
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Vice President and a Director
-----------------------------------
Richard Sands


       *                              Vice President and a Director
-----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 M.J. Lewis Corp.



                                 By:  /s/ Thomas S. Summer
                                     ---------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

              Signature                                      Title
              ---------                                      -----

       *                              President (Principal Executive Officer)
-----------------------------------
Agustin Francisco Huneeus

    /s/ Thomas S. Summer              Vice President and Treasurer
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Vice President and a Director
-----------------------------------
Richard Sands


       *                              Vice President and a Director
-----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 6, 2001.

                                 Mt. Veeder Corporation



                                 By:  /s/ Thomas S. Summer
                                     ------------------------------------
                                      Thomas S. Summer
                                      Vice President and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                       Title
             ---------                                       -----

       *
-----------------------------------
Agustin Francisco Huneeus             President (Principal Executive Officer)

    /s/ Thomas S. Summer              Vice President and Treasurer
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)


       *                              Vice President and a Director
-----------------------------------
Richard Sands


       *                              Vice President and a Director
-----------------------------------
Robert Sands


*  By: /s/ Thomas S. Summer
       ---------------------------
       Thomas S. Summer
       Attorney-in-fact

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, the State of New York on June 6, 2001.

                                 Canandaigua B.V.



                                 By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                      Thomas S. Summer
                                      Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2001.

             Signature                                       Title
             ---------                                       -----

       *                              Managing Director (Principal Executive
-----------------------------------   Officer)
G.A.L.R. Diepenhorst

    /s/ Thomas S. Summer              Chief Financial Officer and Authorized
-----------------------------------   Representative in the United States
Thomas S. Summer                      (Principal Financial Officer and Principal
                                      Accounting Officer)


       *                              Managing Director
-----------------------------------
E.F. Switters


*  By: /s/ Thomas S. Summer
       ----------------------------
       Thomas S. Summer
       Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------
4.1     Indenture, dated as of February 21, 2001, by and among the Company, certain subsidiaries, and BNY Midwest Trust Company, as Trustee *
4.2     Registration Rights Agreement, dated as of February 21, 2001, by and among the Company, certain subsidiaries and the Initial Purchasers named therein *
4.3     Form of 8% Series B Senior Notes due 2008 (included in Exhibit 4.1) *
5       Opinion of McDermott, Will & Emery *
12      Computation of Ratio of Earnings to Fixed Charges
23.1    Consent of Arthur Andersen LLP
23.2    Consent of McDermott, Will & Emery (included in Exhibit 5) *
24      Powers of Attorney (included on the signature pages of the registration statement) *
25      Statement of Eligibility of Trustee on Form T-1 *
99.1    Form of Letter of Transmittal *
99.2    Form of Letter to Registered Holders *
99.3    Form of Letter to Clients and Instruction to Registered Holder from
        Beneficial Owner *

* Previously filed